EXHIBIT 99.1

NEWS RELEASE	Contact:	THOMAS h. pOHLMAN
FOR IMMEDIATE RELEASE		Ceo AND PRESIDENT
(515) 232-6251
OCTOBER 13, 2017

AMES NATIONAL CORPORATION

ANNOUNCES 2017 THIRD QUARTER EARNINGS RESULTS

Third Quarter 2017 results:

For the quarter ended September 30, 2017, net income for Ames National Corporation (the Company) totaled $3,928,000 or $0.42 per share, compared to $3,804,000 or $0.41 per share earned in 2016. The increase in earnings is primarily the result of increased loan interest income and a decline in the provision for loan losses, offset in part by higher deposit interest expense. The higher volume in the loan portfolio had a positive effect, resulting in increased loan interest income. Average net loans for the three months were $41 million higher for the quarter ended September 30, 2017 compared to a year earlier. The increase in loan volume occurred primarily in Ames and Des Moines metro markets.

While loan interest income was $493,000 higher than third quarter 2016, interest expense also moved up $433,000. Third quarter net interest income totaled $10,152,000, an increase of $102,000, or 1.0%, compared to the same quarter a year ago. All deposit categories had higher average balances except for time deposits. Deposit interest rates increased in conjunction with general market interest rates, as the Federal Reserve Bank increased short term interest rate targets by 0.50% since December, 2016. The Company’s net interest margin was 3.29% for the quarter ended September 30, 2017 as compared to 3.38% for the quarter ended September 30, 2016 primarily as the result higher deposit interest rates.

A provision for loan losses of $57,000 was recognized in the third quarter of 2017 as compared to $235,000 in the third quarter of 2016. An increase in specific reserves for one loan in 2016 was the primary factor for the higher provision for loan losses for the quarter ended September 30, 2016 as compared to 2017. Net loan charge offs totaled $105,000 for the quarter ended September 30, 2017 compared to net loan recoveries of $81,000 for the quarter ended September 30, 2016. While the current provision for loan losses are not related to agricultural loans, Company management is seeing weakness in the Iowa agricultural economy as a result of the current low grain prices; however, initial crop yield reports have been favorable in the Company’s market area as of the end of the quarter.

Noninterest income for the third quarter of 2017 totaled $1,860,000 as compared to $2,004,000, a decrease of 7.2%, for the same period in 2016. The decrease in noninterest income is primarily due to a slowdown in the refinance of home loans held for sale resulting in lower revenue, offset in part by a 9.2% increase in wealth management income.

Noninterest expense for the third quarter of 2017 totaled $6,296,000 compared to $6,112,000 recorded in 2016, an increase of 3.0%, which was primarily due to lower other real estate income and higher occupancy costs. The efficiency ratio was 52.42% for the third quarter of 2017 as compared to 50.71% in 2016.

Nine months 2017 results:

For the nine months ended September 30, 2017, net income the Company totaled $11,011,000 or $1.18 per share, compared to $11,710,000 or $1.26 per share earned in 2016. The decline in earnings is primarily the result of an increased provision for loan losses and higher deposit interest expense, offset in part by an increase in loan interest income. Average net loans for the nine months were $51 million higher for the nine months ended September 30, 2017 compared to a year earlier. The higher loan volume was the primary factor leading to the improved loan interest income.

For the nine months ended September 30, 2017, net interest income totaled $30,100,000, an increase of $223,000, or 0.8%, compared to the same period a year ago. Offsetting the higher loan interest income was an increase in deposit interest expense. All deposit categories had higher balances except time deposits less than $250,000. Deposit interest rates increased in conjunction with general market interest rates, as the Federal Reserve Bank increased short term interest rate targets by 0.50% since December, 2016. The Company’s net interest margin was 3.25% for the nine months ended September 30, 2017 as compared to 3.37% for the nine months ended September 30, 2016 as the result of lower loan yields and higher deposit interest rates.

A provision for loan losses of $1,222,000 was recognized for the nine months ended September 30, 2017 as compared to $441,000 for the nine months ended September 30, 2016. An increase in the specific reserve for one commercial credit and growth in the loan portfolio were the primary factors for the higher provision for loan losses for the nine months ended September 30, 2017. Net loan charge offs totaled $589,000 for the nine months ended September 30, 2017 compared to net loan recoveries of $22,000 for the nine months ended September 30, 2016. The increase in the specific reserve and the charge-off amount related primarily to commercial operating loans with construction contractors. While the current provision for loan losses are not related to agricultural loans, Company management is seeing weakness in the Iowa agricultural economy as a result of the current low grain prices; however, initial crop yield reports have been favorable in the Company’s market area as of the end of the quarter.

Noninterest income for the nine months ended September 30, 2017 totaled $5,966,000 as compared to $6,029,000 for the same period in 2016, a decrease of 1.0%. The decrease in noninterest income is primarily due to lower gains on the sale of loans, offset in part by higher level of security gains. The decrease in the gain on the sale of loans is primarily due to a slowdown in the refinance of home loans held for sale resulting in lower revenue.

Noninterest expense for the nine months ended September 30, 2017 totaled $19,172,000 compared to $18,668,000 in 2016, an increase of 2.7%, which was primarily due to normal salary and benefit increases and higher data processing costs. The efficiency ratio was 53.16% for the nine months ended September 30, 2017 as compared to 51.99% in 2016.

Balance Sheet Review:

As of September 30, 2017, total assets were $1,364,940,000, a $24.6 million increase in assets compared to September 30, 2016. The increase in assets was due primarily to an increase in the loan portfolio, which was funded primarily by an increase in deposits.

Securities available-for-sale as of September 30, 2017 declined to $506,610,000 from $517,579,000 as of September 30, 2016. The decrease in securities available-for-sale is primarily due to maturities of municipal investments and lower unrealized gain in the investment portfolio as higher market interest rates caused a decline in the fair value of the investment portfolio. These decreases were offset in part by purchases in excess of maturities and sales in the other investment categories.

Net loans as of September 30, 2017 increased 3%, to $764,229,000, as compared to $740,322,000 as of September 30, 2016. Although loan volume is higher than a year ago, loan demand since June 30, 2017 has weakened as reflected in a decrease in the net loans of $4.0 million since June 30, 2017. Impaired loans were $4,730,000, $5,077,000 and $2,980,000 as of September 30, 2017, December 31, 2016 and September 30, 2016, respectively. The increase in impaired loans was due primarily to two commercial relationships being downgraded to substandard-impaired classification during the fourth quarter of 2016. The allowance for loan losses on September 30, 2017 totaled $11,140,000, or 1.44% of gross loans, compared to $10,451,000 or 1.39% of gross loans as of September 30, 2016. The provision for loan losses in 2017 was necessary due to increases in the specific reserves and growth in the loan portfolio.

Deposits totaled $1,114,538,000 on September 30, 2017, compared to $1,061,809,000 recorded at September 30, 2016. The increase in deposits is primarily due to increases in demand deposit and NOW balance and retail money market balances, offset in part by a decrease in time deposits.

The largest source of funding for the Company besides deposits is securities sold under agreements to repurchase which totaled $39,001,000 as of September 30, 2017 as compared to $49,858,000 recorded as of September 30, 2016.

The Company’s stockholders’ equity represented 12.7% of total assets as of September 30, 2017 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations. Total stockholders’ equity was $173,329,000 as of September 30, 2017, compared to $170,737,000 as of September 30, 2016. The increase in stockholders’ equity was the result of the retention of net income in excess of dividends, offset in part by the after tax impact of depreciation in the fair value of securities available for sale.

Shareholder Information:

Return on average assets was 1.15% for the quarters ended September 30, 2017 and 2016. Return on average equity was 9.08% for the quarter ended September 30, 2017, compared to the 8.91% in 2016.

Return on average assets was 1.07% for the nine months ended September 30, 2017, compared to 1.18% for the same period in 2016. Return on average equity was 8.64% for the nine months ended September 30, 2017, compared to the 9.33% in 2016.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $29.85 on September 30, 2017. During the third quarter of 2017, the price ranged from $26.60 to $31.15.

On August 9, 2017, the Company declared a quarterly cash dividend on common stock, payable on November 15, 2017 to stockholders of record as of November 1, 2017, equal to $0.22 per share.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
September 30, 2017 and 2016
(unaudited)

ASSETS	2017	2016
Cash and due from banks	$23,087,890	$21,305,138
Interest bearing deposits in financial institutions	35,486,284	25,998,518
Securities available-for-sale	506,610,435	517,579,320
Loans receivable, net	764,228,850	740,321,874
Loans held for sale	279,800	1,188,415
Bank premises and equipment, net	15,595,418	16,342,418
Accrued income receivable	8,423,038	8,370,918
Other real estate owned	385,509	653,684
Deferred income taxes	1,817,543	-
Other intangible assets, net	1,133,736	1,035,525
Goodwill	6,732,216	6,732,216
Other assets	1,159,533	815,950

Total assets	$1,364,940,252	$1,340,343,976

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits
Demand, noninterest bearing	$202,368,921	$187,835,703
NOW accounts	337,062,117	302,133,497
Savings and money market	380,454,650	366,167,359
Time, $250,000 and over	36,776,010	35,663,074
Other time	157,876,361	170,009,512
Total deposits	1,114,538,059	1,061,809,145

Securities sold under agreements to repurchase	39,001,050	49,858,395
Federal Home Loan Bank (FHLB) advances and other borrowings	32,000,000	51,000,000
Deferred income taxes	-	1,039,151
Dividends payable	2,048,401	1,955,292
Accrued expenses and other liabilities	4,023,858	3,945,268
Total liabilities	1,191,611,368	1,169,607,251

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued and outstanding 9,310,913 shares as of September 30, 2017 and 2016	18,621,826	18,621,826
Additional paid-in capital	20,878,728	20,878,728
Retained earnings	131,047,038	124,112,244
Accumulated other comprehensive income	2,781,292	7,123,927
Total stockholders' equity	173,328,884	170,736,725

Total liabilities and stockholders' equity	$1,364,940,252	$1,340,343,976

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest income:
Loans	$8,729,702	$8,236,401	$25,345,116	$24,124,973
Securities
Taxable	1,557,872	1,425,366	4,637,498	4,392,602
Tax-exempt	1,210,510	1,329,071	3,819,380	4,117,893
Interest bearing deposits and federal funds sold	114,820	86,869	365,346	296,925

Total interest income	11,612,904	11,077,707	34,167,340	32,932,393

Interest expense:
Deposits	1,169,296	753,642	3,204,115	2,259,140
Other borrowed funds	292,054	274,297	862,798	796,006

Total interest expense	1,461,350	1,027,939	4,066,913	3,055,146

Net interest income	10,151,554	10,049,768	30,100,427	29,877,247

Provision for loan losses	57,277	234,703	1,221,620	440,787

Net interest income after provision for loan losses	10,094,277	9,815,065	28,878,807	29,436,460

Noninterest income:
Wealth Management Income	747,634	684,908	2,180,941	2,210,229
Service fees	401,237	426,711	1,126,122	1,228,416
Securities gains, net	37,881	64,917	498,560	296,110
Gain on sale of loans held for sale	179,553	339,501	544,095	773,512
Merchant and card fees	348,847	350,488	1,017,362	1,051,378
Other noninterest income	144,953	137,153	598,791	469,138

Total noninterest income	1,860,105	2,003,678	5,965,871	6,028,783

Noninterest expense:
Salaries and employee benefits	4,026,932	3,977,495	12,058,903	11,883,696
Data processing	807,419	824,429	2,481,331	2,366,293
Occupancy expenses, net	527,071	449,775	1,546,657	1,461,201
FDIC insurance assessments	111,987	109,289	326,958	434,808
Professional fees	307,484	296,720	919,157	889,721
Business development	262,408	239,917	722,869	696,033
Other real estate owned (income), net	(3,200)	(91,173)	(2,396)	(87,564)
Intangible asset amortization	89,861	86,492	280,837	273,206
Other operating expenses, net	166,026	219,283	837,810	750,244

Total noninterest expense	6,295,988	6,112,227	19,172,126	18,667,638

Income before income taxes	5,658,394	5,706,516	15,672,552	16,797,605

Income tax expense	1,729,987	1,902,636	4,661,687	5,087,253

Net income	$3,928,407	$3,803,880	$11,010,865	$11,710,352

Basic and diluted earnings per share	$0.42	$0.41	$1.18	$1.26

Declared dividends per share	$0.22	$0.21	$0.66	$0.63